Exhibit 23.2 CONSENT OF ANGELO VENTURA, PROFESSIONAL ENGINEER

ANGELO VENTURA

972 Roxas Avenue, Metro Manila, Philippines

To:           United States Securities and Exchange Commission

I, Angelo Ventura, Profession Engineer, do hereby consent to the filing, with the regulatory authorities referred to above, the technical report entitled “Summary of Exploration on the La Carlota Property” dated June 28, 2010 (the “Technical Report”), and to written disclosure of the Technical Report and of extracts from a summary of the Technical Report in written disclosure in any Offering Memorandum, other offering documents, Form S-1 registration statement, or an Annual Information Form of Monarchy Resources.

I hereby consent to the inclusion of my name as an expert in Monarchy Resources Form S-1 registration statement as filed with your office.

I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in this Form S-1 registration statement, other offering documents, or an Annual Information Form of Monarchy Resources.

Dated:  June 28, 2010

“ANGELO VENTURA”                                                                [Seal or Stamp of Qualified Person]

Angelo Venura